Exhibit 99.1

CPI Card Group Inc. Reports Second Quarter 2017 Results

Date: August 2, 2017

Second Quarter Net Sales of $65.8 million

Second Quarter Net Loss of $2.2 million, or $(0.04) loss per diluted share

Adjusted EBITDA of $8.7 million

Company Provides Revised 2017 Full Year Guidance

Cash of $17.9 million, Undrawn Revolver of $20.0 million, Available Liquidity of $37.9 million

Discontinued Quarterly Dividend

Call scheduled for Wednesday, August 2, 2017 at 5:00 p.m. Eastern Time

Littleton, Colo. August 2, 2017 -- CPI Card Group Inc. (Nasdaq: PMTS; TSX: PMTS) (“CPI Card Group” or the “Company”) today reported financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Financial Results

•	Total net sales were $65.8 million, a sequential increase of 17.6% over Q1 2017, and a decrease of 10.7% compared with the prior year period.
•

Products net sales decreased 15.6% year-over-year to $33.8 million, primarily due to a decline in EMV® chip cards sold and lower EMV® card average selling prices, partially offset by increased sales from an RFID loyalty card order produced for a large U.K. retailer.

•

Services net sales decreased 4.8% year-over-year to $32.0 million, due to a decrease in card personalization and fulfillment sales, partially offset by increased sales in the U.S. Prepaid Debit Segment.

•	Net loss was $2.2 million, or $(0.04) loss per diluted share, compared with net loss of $0.3 million, or $(0.01) loss per diluted share, in the prior year period.
•	Adjusted net income in the second quarter of 2017 was break-even, compared with adjusted net income of $2.6 million and $0.05 adjusted earnings per diluted share in the prior year period.
•	Adjusted EBITDA was $8.7 million, or 13.2% of net sales, compared with $12.0 million, or 16.3% of net sales, in the prior year period.

“While we delivered improved second quarter 2017 revenue and adjusted EBITDA performance compared to the first quarter, it has recently become apparent that we will not be able to achieve our prior full-year 2017 guidance,” said Steve Montross, president and chief executive officer of CPI Card Group. “We see two primary factors driving our revised 2017 outlook. First, we expect to sell fewer EMV cards in the second half of 2017 than previously anticipated, predominantly due to lower overall industry volumes and our capturing less new sales with existing customers. Second, growth from our new solutions is taking longer than expected to develop. More specifically, while we continue to build a very strong customer backlog for our Print on Demand solution, several new customers that we expected to onboard in the second half of 2017 will not transition onto our platform until next year. Also, some of the modest levels of revenue that we previously anticipated from metal card sales in 2017 will now most likely occur in 2018. We are on track to achieve greater than $10 million in cost savings during 2017, and we remain focused on generating additional, sustainable efficiencies in our business.”

Mr. Montross continued, “Our long-term outlook beyond 2017 remains positive. We expect payment cards in circulation to continue to grow, which supports a healthy longer-term outlook for card reissuance volumes, and the EMV migration continues to progress in the U.S.  In addition, we continue to see strong customer demand for our newer Print on Demand and Card@Once solutions, and growing customer interest in our metal card products. Looking ahead, we will intensify our efforts to drive growth by leveraging our entire suite of products and solutions, provide exceptional customer service, and focus on seamless execution.”

2017 Financial Outlook

CPI’s financial outlook for 2017 is revised as follows:

•	Net sales between $260 million and $275 million
•	Adjusted EBITDA between $32 million and $40 million
•	GAAP loss per diluted share between $(0.15) and $(0.06)
•	Adjusted diluted (loss) earnings per share between $(0.03) and $0.06

Second Quarter 2017 Segment Information

U.S. Debit and Credit:

Net sales were $42.2 million in the second quarter of 2017, representing a decrease of 16.9% from the prior year period. The decrease in U.S. Debit and Credit segment net sales was driven predominantly by a decline in the number of EMV® chip cards sold in the second quarter compared with the second quarter of 2016 and lower EMV® card average selling prices, as well as a $1.7 million decrease in card personalization and fulfillment services revenue.

U.S. Prepaid Debit:

Net sales were $12.4 million in the second quarter of 2017, representing an increase of 3.6% from the second quarter of 2016. The year-over-year growth in U.S. Prepaid Debit segment net sales was driven primarily by increased activity across our customer base, partially offset by lower prices attributed to product mix.

U.K. Limited:

Net sales were $11.0 million in the second quarter of 2017, representing an increase of 37.8% from the prior year period, driven primarily by sales of an RFID loyalty card order produced for a large U.K. retailer customer, partially offset by the impact of foreign currency exchange rate fluctuations and decreased sales activity of retail gift and other cards. On a constant currency basis, U.K. Limited net sales increased 54.7% compared with the second quarter of 2016.

Balance Sheet, Cash Flow, Liquidity & Other Select Financial Information

At June 30, 2017, the Company had $17.9 million of cash and cash equivalents and an undrawn $40.0 million revolving credit facility, of which $20.0 million was available for borrowing.

Total debt principal outstanding was $312.5 million at June 30, 2017, unchanged from December 31, 2016.  Net of debt issuance costs and discount, recorded debt was $302.9 million as of June 30, 2017.

Cash used in operating activities for the three months ended June 30, 2017 was $3.3 million compared with cash provided by operating activities of $16.4 million in the prior year period. Capital expenditures totaled $2.5 million for the three months ended June 30, 2017 compared with $3.2 million in the prior year period. Free cash flow for the three months ended June 30, 2017 was $(5.8) million, compared with $13.2 million in the prior year period.

Interest expense, net, was $5.2 million in the second quarter of 2017 up slightly from $5.1 million in the prior year period due primarily to higher average interest rates on our outstanding debt balance.

Dividends per Share

The Company has discontinued its quarterly dividend of $0.045 per share. The dividend discontinuation is part of CPI’s plan to utilize a greater portion of the Company’s free cash to reinvest back into the business to fund its growth initiatives and to reduce debt. CPI remains focused on creating long-term shareholder value by making the strategic investments necessary to position the Company to return to sustainable profitable growth, while also strengthening its balance sheet and maintaining financial flexibility. By discontinuing the dividend, the Company will save approximately $10 million annually, providing it with additional liquidity and financial flexibility.

EMV® is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

All rights reserved. Card@Once® is a registered trademark of CPI Card Group, Inc. US Patent No.: 8429075.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), we have provided the following non-GAAP financial measures in this release:  Adjusted Net (Loss) Income, Adjusted Diluted (Loss) Earnings per Share, EBITDA, Adjusted EBITDA, Free Cash Flow, and Constant Currency.  These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies.  Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release, and a reconciliation of non-GAAP measures contained in our 2017 guidance in Exhibit F to this press release.

Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings per Share

Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings per Share exclude the impact of amortization of intangible assets, stock-based compensation expense, litigation and related charges incurred in connection with certain patent and shareholder litigation, performance bonuses in connection with the EFT Source acquisition, and other non-operational, non-cash or non-recurring items, net of their income tax impact. A 35% tax rate is used to calculate Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings per Share. We believe that Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings per Share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our results of operations.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA is defined as EBITDA adjusted for stock-based compensation expense, litigation and related charges incurred in connection with certain patent and shareholder litigation, performance bonuses in connection with the EFT Source acquisition, foreign currency gain or loss, and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E.  Adjusted EBITDA is also a defined term in our existing credit agreement, which generally conforms to the definition above, and impacts certain credit measures and compliance targets within the credit agreement. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.

Free Cash Flow

We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.

Constant Currency

Constant currency results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. We present certain constant currency results to facilitate comparisons to our historical operating results.

About CPI Card Group Inc.

CPI Card Group is a leading provider in payment card production and related services, offering a single source for credit, debit and prepaid debit cards including EMV chip, personalization, instant issuance, fulfillment and mobile payment services. With more than 20 years of experience in the payments market and as a trusted partner to financial institutions, CPI’s solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from ten locations throughout the United States, Canada and the United Kingdom, we have the largest network of high security facilities in the United States and Canada, each of which is certified by one or more of the payment brands: Visa, MasterCard, American Express, Discover and Interac in Canada. Learn more at www.cpicardgroup.com.

Conference Call and Webcast

CPI Card Group Inc. will host a conference call on August 2, 2017 at 5:00 p.m. ET to discuss its second quarter 2017 results. To participate in the Company's live conference call via telephone or online:

Participant Toll-Free Dial-In Number: (844) 392-3771
Participant International Dial-In Number: (541) 397-0893
Conference ID: 56895274
Webcast Link: http://edge.media-server.com/m/p/mm9oe2eb

Participants are advised to login for the live webcast 10 minutes prior to the scheduled start time. A webcast replay and transcript of the conference call will be available on CPI Card Group Inc.’s Investor Relations web site: http://investor.cpicardgroup.com/

Following the completion of the conference call, a replay of the conference call will be available from 8:30 p.m. ET on August 2, 2017 until 11:59 p.m. ET on August 9, 2017. To access the replay, please dial (855) 859-2056 or (404) 537-3406; Conference ID: 56895274.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as statements about our plans, objectives, expectations, assumptions or future events. Words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue”, “project”, “plan”, “foresee”, and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, but are not limited to: system security risks, data protection breaches and cyber-attacks; market acceptance of developing technologies that make our existing technology solutions and products less relevant; a slower or less widespread continued adoption of contact and dual-interface EMV technology than we anticipate; failure to identify, attract and retain new customers or a failure to maintain our relationships with our major customers; competition and/or price erosion in the payment card industry; failure to accurately predict demand for our products and services; extension of card expiration cycles; our failure to operate our business in accordance with the PCI security standards or other industry standards such as Payment Card Brand certification standards; infringement on our intellectual property rights, or claims that our technology is infringing on third-party intellectual property; difficulties in production quality and process; defects in our software;  a decline in U.S. and global market and economic conditions; our substantial indebtedness;  failure to meet our customers’ demands in a timely manner; potential imposition of tariffs and/or trade restrictions on goods imported into the United States; economic conditions and regulatory changes leading up to and following the United Kingdom’s likely exit from the European Union; costs relating to product defects; our dependence on licensing arrangements; inability to renew leases for our facilities; interruptions in our IT systems or production capabilities; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness; non-compliance with, and changes in, laws in foreign jurisdictions in which we operate and sell our products; challenges related to our acquisition strategy; our dependence on specialized equipment from third party suppliers; a competitive disadvantage resulting from chip operating systems developed by our competitors; continued viability of the Payment Card Brands; quarterly variation in our operating results; and other risks and other risk factors or uncertainties identified from time to time in our filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 2, 2017. CPI Card Group Inc. undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information, and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

William Maina

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

 CPI Card Group Inc.

Earnings Release Supplemental Financial Information

Exhibit ACondensed Consolidated Statements of Operations and Comprehensive (Loss) Income - Unaudited for the three and six months ended June 30, 2017 and 2016

Exhibit BCondensed Consolidated Balance Sheets – Unaudited as of June 30, 2017 and December 31, 2016

Exhibit CCondensed Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2017 and 2016

Exhibit DSegment Summary Information – Unaudited for the three and six months ended June 30, 2017 and 2016

Exhibit ESupplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and six months ended June 30, 2017 and 2016

Exhibit F2017 Guidance: Non-GAAP Reconciliation

				EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales:
Products	$33,825	$40,095	$63,588	$95,053
Services	32,021	33,630	58,266	65,065
Total net sales	65,846	73,725	121,854	160,118
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	24,106	27,312	43,795	63,665
Services (exclusive of depreciation and amortization shown below)	19,612	21,063	37,053	38,827
Depreciation and amortization	2,842	2,643	5,627	5,227
Total cost of sales	46,560	51,018	86,475	107,719
Gross profit	19,286	22,707	35,379	52,399
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	15,556	16,633	31,712	31,131
Depreciation and amortization	1,761	1,544	3,509	3,073
Total operating expenses	17,317	18,177	35,221	34,204
Income from operations	1,969	4,530	158	18,195
Other expense, net:
Interest, net	(5,163)	(5,068)	(10,225)	(10,101)
Foreign currency gain (loss)	181	34	255	(68)
Other income, net	5	15	5	13
Total other expense, net	(4,977)	(5,019)	(9,965)	(10,156)

(Loss) Income before income taxes	(3,008)	(489)	(9,807)	8,039
Income tax benefit (expense)	847	161	3,139	(2,653)
Net (loss) income	$(2,161)	$(328)	$(6,668)	$5,386

Basic and diluted (loss) earnings per share:	$(0.04)	$(0.01)	$(0.12)	$0.10
Weighted-average shares outstanding:
Basic	55,612,366	56,201,811	55,518,462	56,371,964
Diluted	55,612,366	56,201,811	55,518,462	56,583,978

Dividends declared per common share	$0.045	$0.045	$0.09	$0.09

Comprehensive (loss) income
Net (loss) income	$(2,161)	$(328)	$(6,668)	$5,386
Currency translation adjustment	586	(1,032)	787	(949)
Total comprehensive (loss) income	$(1,575)	$(1,360)	$(5,881)	$4,437

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in Thousands, Except Share and Per Share Amounts)

	June 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,931	$36,955
Accounts receivable, net of allowances of $50 and $126, respectively	37,269	31,492
Inventories	22,087	19,369
Prepaid expenses and other current assets	4,846	4,601
Income taxes receivable	3,697	—
Total current assets	85,830	92,417
Plant, equipment and leasehold improvements, net	53,190	53,419
Intangible assets, net	43,980	46,348
Goodwill	72,377	71,996
Other assets	157	240
Total assets	$255,534	$264,420

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$15,203	$10,996
Accrued expenses	15,413	17,487
Income taxes payable	—	64
Deferred revenue and customer deposits	5,294	6,729
Total current liabilities	35,910	35,276
Long-term debt	302,897	301,922
Deferred income taxes	20,834	21,261
Other long-term liabilities	1,655	1,234
Total liabilities	361,296	359,693

Commitments and contingencies

Stockholders’ deficit:
Common Stock; $0.001 par value—100,000,000 shares authorized; 55,614,158 and 55,359,251 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	56	55
Capital deficiency	(114,168)	(114,881)
Accumulated earnings	13,978	25,968
Accumulated other comprehensive loss	(5,628)	(6,415)
Total stockholders’ deficit	(105,762)	(95,273)
Total liabilities and stockholders’ deficit	$255,534	$264,420

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Operating activities
Net (loss) income	$(6,668)	$5,386
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	9,136	8,300
Stock-based compensation expense	860	1,851
Amortization of debt issuance costs and debt discount	975	957
Excess tax benefits from stock-based compensation	—	(416)
Deferred income taxes	(540)	(28)
Other, net	94	68
Changes in operating assets and liabilities:
Accounts receivable	(5,457)	15,863
Inventories	(2,453)	2,049
Prepaid expenses and other assets	(139)	(543)
Income taxes	(3,753)	1,711
Accounts payable	3,320	(3,622)
Accrued expenses	(2,272)	1,819
Deferred revenue and customer deposits	(1,765)	(148)
Other liabilities	400	(80)
Cash (used in) provided by operating activities	(8,262)	33,167
Investing activities
Acquisitions of plant, equipment and leasehold improvements	(5,783)	(7,009)
Cash used in investing activities	(5,783)	(7,009)
Financing activities
Dividends paid on common stock	(5,026)	(2,544)
Taxes withheld and paid on stock-based compensation awards	(339)	—
Common stock repurchased	—	(6,008)
Excess tax benefits from stock-based compensation	—	416
Cash used in financing activities	(5,365)	(8,136)
Effect of exchange rates on cash	386	(133)
Net (decrease) increase in cash and cash equivalents	(19,024)	17,889
Cash and cash equivalents, beginning of period	36,955	13,606
Cash and cash equivalents, end of period	$17,931	$31,495

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three and Six Months Ended June 30, 2017 and 2016
(Dollars in Thousands, Except Shares and Per Share Amounts)
(Unaudited)

Net Sales
	Three Months Ended June 30,
	2017	2016	$ Change	% Change
	(dollars in thousands)
Net sales by segment:
U.S Debit and Credit	$42,204	$50,808	$(8,604)	(16.9)%
U.S. Prepaid Debit	12,426	11,991	435	3.6%
U.K. Limited	11,010	7,989	3,021	37.8%
Other	3,226	3,678	(452)	(12.3)%
Eliminations	(3,020)	(741)	(2,279)	* %
Total	$65,846	$73,725	$(7,879)	(10.7)%

	Six Months Ended June 30,
	2017	2016	$ Change	% Change
	(dollars in thousands)
Net sales by segment:
U.S Debit and Credit	$81,712	$115,899	$(34,187)	(29.5)%
U.S. Prepaid Debit	22,211	24,332	(2,121)	(8.7)%
U.K. Limited	16,597	14,221	2,376	16.7%
Other	5,729	6,820	(1,091)	(16.0)%
Eliminations	(4,395)	(1,154)	(3,241)	* %
Total	$121,854	$160,118	$(38,264)	(23.9)%

Gross Profit
	Three Months Ended June 30,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
Gross profit by segment:
U.S Debit and Credit	$12,547	29.7%	$15,711	30.9%	$(3,164)	(20.1)%
U.S. Prepaid Debit	3,554	28.6%	4,157	34.7%	(603)	(14.5)%
U.K. Limited	2,620	23.8%	2,039	25.5%	581	28.5%
Other	565	17.5%	800	21.8%	(235)	(29.4)%
Total	$19,286	29.3%	$22,707	30.8%	$(3,421)	(15.1)%

	Six Months Ended June 30,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
Gross profit by segment:
U.S Debit and Credit	$24,391	29.8%	$38,871	33.5%	$(14,480)	(37.3)%
U.S. Prepaid Debit	5,763	25.9%	8,233	33.8%	(2,470)	(30.0)%
U.K. Limited	4,068	24.5%	3,648	25.7%	420	11.5%
Other	1,157	20.2%	1,647	24.1%	(490)	(29.8)%
Total	$35,379	29.0%	$52,399	32.7%	$(17,020)	(32.5)%

Income from Operations
	Three Months Ended June 30,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
Income from Operations by segment:
U.S Debit and Credit	$6,059	14.4%	$9,174	18.1%	$(3,115)	(34.0)%
U.S. Prepaid Debit	2,553	20.5%	2,980	24.9%	(427)	(14.3)%
U.K. Limited	1,315	11.9%	565	7.1%	750	132.7%
Other	(7,958)	*	(8,189)	*	231	*
Total	$1,969	3.0%	$4,530	6.1%	$(2,561)	(56.5)%

	Six Months Ended June 30,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
Income from Operations by segment:
U.S Debit and Credit	$11,466	14.0%	$26,238	22.6%	$(14,772)	(56.3)%
U.S. Prepaid Debit	3,601	16.2%	5,668	23.3%	(2,067)	(36.5)%
U.K. Limited	1,429	8.6%	655	4.6%	774	118.2%
Other	(16,338)	*	(14,366)	*	(1,972)	*
Total	$158	0.1%	$18,195	11.4%	$(18,037)	(99.1)%

EBITDA
	Three Months Ended June 30,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
EBITDA by segment (1)
U.S Debit and Credit	$8,275	19.6%	$11,403	22.4%	$(3,128)	(27.4)%
U.S. Prepaid Debit	3,306	26.6%	3,557	29.7%	(251)	(7.1)%
U.K. Limited	1,566	14.2%	680	8.5%	886	130.3%
Corporate and Other	(6,389)	*	(6,874)	*	485	*
Total	$6,758	10.3%	$8,766	11.9%	$(2,008)	(22.9)%

* Calculation not meaningful

(1) EBITDA is the primary measure used by management to evaluate segment operating performance.  The principal difference between Income from Operations and EBITDA is that EBITDA is adjusted to exclude Depreciation and Amortization expense of $2,212 and $2,130 in U.S. Debit and Credit, $755 and $576 in U.S. Prepaid Debit, $223 and $172 in U.K. Limited and $1,413 and $1,309 in Corporate and Other for the three months ended June 30, 2017 and 2016, respectively.

	Six Months Ended June 30,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
EBITDA by segment (1)
U.S Debit and Credit	$15,903	19.5%	$30,325	26.2%	$(14,422)	(47.6)%
U.S. Prepaid Debit	5,092	22.9%	6,824	28.0%	(1,732)	(25.4)%
U.K. Limited	1,891	11.4%	899	6.3%	992	110.3%
Corporate and Other	(13,332)	*	(11,608)	*	(1,724)	*
Total	$9,554	7.8%	$26,440	16.5%	$(16,886)	(63.9)%

* Calculation not meaningful

(1) EBITDA is the primary measure used by management to evaluate segment operating performance.  The principal difference between Income from Operations and EBITDA is that EBITDA is adjusted to exclude Depreciation and Amortization expense of $4,409 and $4,177 in U.S. Debit and Credit, $1,491 and $1,157 in U.S. Prepaid Debit, $380 and $334 in U.K. Limited and $2,856 and $2,632 in Corporate and Other for the six months ended June 30, 2017 and 2016, respectively.

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands, Except Shares and Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
EBITDA and Adjusted EBITDA:
Net (loss) income	$(2,161)	$(328)	$(6,668)	$5,386
Interest expense, net	5,163	5,068	10,225	10,101
Income tax (benefit) expense	(847)	(161)	(3,139)	2,653
Depreciation and amortization	4,603	4,187	9,136	8,300
EBITDA	$6,758	$8,766	$9,554	$26,440

Adjustments to EBITDA
Stock-based compensation expense	314	1,106	860	1,851
Litigation and related charges (1)	1,806	1,942	2,386	1,942
EFT Source acquisition performance bonuses	—	250	—	500
Foreign currency (gain) loss	(181)	(34)	(255)	68
Subtotal of adjustments to EBITDA	1,939	3,264	2,991	4,361
Adjusted EBITDA	$8,697	$12,030	$12,545	$30,801

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Adjusted net income (loss) and earnings (loss) per share:
Net (loss) income	$(2,161)	$(328)	$(6,668)	$5,386
Amortization of intangible assets	1,228	1,134	2,451	2,274
Stock-based compensation expense	314	1,106	860	1,851
Litigation and related charges (1)	1,806	1,942	2,386	1,942
EFT Source acquisition performance bonuses	—	250	—	500
Tax effect of above items	(1,172)	(1,462)	(1,994)	(2,167)
Adjusted net income (loss)	$15	$2,642	$(2,965)	$9,786
(1)	Represents legal costs incurred in connection with certain patent and shareholder litigation.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Weighted-average number of shares outstanding:
Basic	55,612,366	56,201,811	55,518,462	56,371,964
Effect of dilutive equity awards	235,532	216,973	—	212,014
Weighted-average diluted shares outstanding	55,847,898	56,418,784	55,518,462	56,583,978

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of diluted (loss) earnings per share (GAAP) to adjusted diluted earnings (loss) per share:
Diluted (loss) earnings per share (GAAP)	$(0.04)	$(0.01)	$(0.12)	$0.10
Impact of net income adjustments	0.04	0.06	0.07	0.07
Adjusted diluted earnings (loss) per share	$0.00	$0.05	$(0.05)	$0.17

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Constant Currency:
U.K. Limited net sales, as reported (GAAP)	$11,010	$7,989	$16,597	$14,221
Foreign currency translation impact	1,345	—	2,212	—
U.K. Limited net sales, constant currency adjusted	$12,355	$7,989	$18,809	$14,221
Net sales change, as reported (GAAP)	37.8%		16.7%
Net sales change, constant currency adjusted	54.7%		32.3%

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of cash (used in) provided by operating activities (GAAP) to free cash flow:
Cash (used in) provided by operating activities	$(3,251)	$16,411	$(8,262)	$33,167
Acquisitions of plant, equipment and leasehold improvements	(2,500)	(3,229)	(5,783)	(7,009)
Free cash flow	$(5,751)	$13,182	$(14,045)	$26,158

		EXHIBIT F

CPI Card Group Inc. and Subsidiaries
2017 guidance: Non-GAAP Reconciliation
(in Millions, except per share amounts)
(Unaudited)

	Range
	Low	High
Net loss (GAAP)(1)(2)	$(8.5)	$(3.3)

Amortization	4.9	4.9
Stock-based compensation expense(2)	2.1	2.1
Litigation and related charges (3)	3.9	3.9
Foreign currency gain	(0.3)	(0.3)
Tax effect	(3.8)	(3.8)

Adjusted net (loss) income	$(1.7)	$3.5

Weighted-average diluted shares outstanding (4)	55.7	55.7

Diluted loss per share (GAAP)(1)	$(0.15)	$(0.06)
Adjusted diluted (loss) earnings per share	$(0.03)	$0.06

Net loss (GAAP)(1)(2)	$(8.5)	$(3.3)

Depreciation	13.3	13.3
Amortization	4.9	4.9
Interest expense(1)	20.8	20.8
Taxes	(4.1)	(1.3)
EBITDA	$26.3	$34.3

Stock-based compensation expense(2)	2.1	2.1
Litigation and related charges (3)	3.9	3.9
Foreign currency gain	(0.3)	(0.3)

Adjusted EBITDA	$32.0	$40.0

(1)	Does not include adjustments to interest expense for potential debt repayments, including the impact of accelerated amortization of debt issuance cost and discount.
(2)	Does not give effect to the impact to stock-based compensation expense for any future grants, forfeitures or modifications of stock-based awards.
(3)	Represents legal costs incurred in connection with certain patent and shareholder litigation.
(4)	Does not give effect to the impact of any 2017 share issuances in connection with stock option exercises or vesting of restricted stock unit awards under the Company’s stock-based compensation plans.